                                                                   EXHIBIT 10.41
                                                                   -------------

[*] IMPORTANT NOTE: Certain material, indicated by four asterisks ("****"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                               December 29, 2000

Mr. Anthony R. Muscato
iPCS Wireless, Inc.
1900 E. Golf Road
Suite 900
Schaumburg, IL 60173

Re:  Build-to-Suit Agreement

Dear Tony:

This letter agreement (this "Agreement") sets forth the build-to-suit agreement between Trinity Wireless Towers, Inc. ("TWT") and iPCS Wireless, Inc. ("IPCS") for at least seventy-five (75) wireless communications sites combined in the States of Iowa and Nebraska (the "Development Area").

IPCS will provide TWT with a search ring for each site in the Development Area, with radii for the search rings that will not vary materially from the following: ****% of the sites will be proposed with one (1) mile radius search ring; ****% of the sites will be proposed with a one-half (0.5) mile radius search ring; and ****% of the sites will be proposed with a one-quarter (0.25) mile radius search ring. TWT will advise IPCS in writing (which can be by electronic mail transmission) within five (5) business days if TWT decides to reject the site that would be located within the proposed search ring, which TWT may do without need to state any reason; provided, however, that TWT may not reject more than ****% of the sites in total in the Development Area, except that any site TWT rejects (whether during the 5 day period or, if IPCS' RF candidate approval has not yet occurred, up to the time of IPCS's RF candidate approval) because there is another communications structure within the search ring that will support at least one (1) wireless carrier, will not count toward the ****% rejection limit. Each site not rejected by TWT is referred to herein as a "Site", which term shall not include any site rejected by TWT.

For each Site, IPCS will deliver to TWT a ground lease assignment, if applicable, and a long-term site lease agreement. The ground lease assignment shall be in the form of the Assignment Agreement attached hereto as Exhibit A.
                                                                    ---------
The site lease agreement shall be in the form of the Site Lease attached as Exhibit A to the Master Lease Agreement attached hereto as Exhibit B. The terms
---------                                                  ---------
of the Site Lease will include a monthly anchor tenant rent of $**** per Site, with a ****% annual escalator. The initial term of each Site Lease will be five
(5) years with four (4) 5-year renewal terms, subject to the terms of the underlying ground lease. Each Site Lease will also include the "Network Ready Date" (NRD) for such Site as the latest date for commencement of the Site Lease. TWT and IPCS hereby agree that if such Network Ready Date is not met, the provisions of Section 2.5 of that certain Construction and Oversight Services Agreement, dated of even date herewith (the "Services Agreement"), between IPCS and SDS Wireless, Inc. ("SDS"), an affiliate of TWT, shall apply, and SDS shall be subject to the liquidated damages set out therein.

For each Site, TWT will agree to reimburse IPCS for all reasonable direct site development costs incurred by IPCS in the fixed line item amounts set forth in Exhibit B to the Assignment Agreement, with the total reimbursement per Site not
---------
to exceed $****. Additionally, TWT shall pay IPCS the sum of $**** per Site within five (5) days of the commencement of the Site Lease for such Site.

Construction of a Site will begin within ten (10) working days after TWT attains a building permit and IPCS delivers to TWT an Assignment Agreement and a Site Lease, with the Site being completed as soon as possible thereafter. A project manager will be assigned for this project and will be available in IPCS' office at least once a week for updates and scheduling.

As part of the consideration for the execution of this Agreement by IPCS, Trinity Wireless Services, Inc. ("TWS"), an affiliate of TWT, hereby agrees to perform the following:

1. At each Site, purchase and install the initial equipment of IPCS as listed on attached Exhibit C hereto or equivalently priced equipment as specified by
            ---------
IPCS (if such equivalently priced equipment is specified by IPCS, it will be reflected on a revised Exhibit C that is initialed by all parties), at a fixed
                       ---------
cost to IPCS of $**** per Site, which IPCS shall pay to TWS net 30 days. All such equipment shall meet or exceed all IPCS requirements and any applicable Sprint PCS Technical Program Requirements, provided, however, the parties agree that if any change in either of the foregoing requirements shall arise resulting in a material increase in the cost of the equipment listed on Exhibit C, the
                                                              ---------
parties agree to meet and negotiate in good faith the payment of any additional costs associated therewith. The installation of this equipment at the Site shall be completed no later than the NRD specified for that Site. The antennas will be installed on the tower to be constructed at that Site at the height specified by IPCS at the time IPCS' RF engineer issues the "candidate approval" for that Site, provided that IPCS may modify the specified height at any time up to the earlier to occur of (i) commencement of installation of IPCS's antennas on the tower by TWS, or (ii) TWT's commitment of such modified height to another customer of TWT. TWT will give IPCS at least ten (10) days written notice of its intention to commit any other space on the tower to any other party, and IPCS shall have a right of first refusal to move from its then-current designated height to the height specified in such notice, provided the cost of such move shall be born by IPCS. IPCS shall give written notice exercising this right of first refusal within ten (10) days of its receipt of the notice from TWT. If IPCS does not respond in writing within the 10-day period, then TWT may lease the proposed space to another tenant. The addresses for such notices shall be the addresses of the parties provided in this Agreement, which may be changed by subsequent written notice. Notice will be deemed to have been given upon personal delivery or one (1) day after being sent by overnight courier with proof of delivery.

2. TWS and IPCS agree that all of the provisions of Sections 6, 11 and 13.1 of the Services Agreement shall apply as between TWS and IPCS and for the benefit of IPCS and TWS, and that the same are incorporated herein by this reference as fully as if set out herein with TWS appearing in the stead of SDS in all such provisions.

3. In the event TWS shall fail to perform fully as specified above by the NRD for any Site, the provisions of Section 2.5 of the Services Agreement shall apply, and SDS shall be liable to IPCS for the liquidated damages set out therein.

[****] CERTAIN PORTIONS INDICATED BY "****" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

If TWS determines its costs for the purchase and installation of the IPCS initial equipment listed on Exhibit C has increased materially after the
                            ---------
completion of 75 Sites hereunder, TWS shall have the right to give written notice to IPCS of its desire to renegotiate the related $**** price, and if the parties cannot reach agreement on a new amount for this purchase and installation within 30 days of IPCS's receipt of such notice TWS shall have the right to terminate this Agreement by subsequent written notice. Additionally, IPCS shall have the right to terminate this Agreement on 30 days written notice after completing 75 Sites. Termination of this Agreement shall not prejudice the rights of either party with respect to Sites subject to this Agreement prior to the effectiveness of such termination.

TWT agrees the form of Ground Lease Agreement set forth as attached Exhibit D
                                                                    ---------
will be used for all Sites under this Agreement for which TWT performs the ground lease acquisition as the underlying Prime Lease, as that term is defined in the Master Lease Agreement attached hereto as Exhibit B. TWT shall have
                                                 ---------
Exhibit D reviewed in advance of its use by competent legal counsel licensed to
---------
practice in Iowa, Nebraska, and any other state in which Sites may be located under this Agreement, if any. TWT will obtain a letter from each such counsel confirming the validity and enforceability of all of the provisions of the Ground Lease Agreement under local law, and will promptly provide IPCS with copies of all relevant correspondence from each such counsel. It is agreed that the form of the Ground Lease Agreement may be modified from time to time for a particular Site, however TWT agrees it will not make or permit any material modifications to the form of Ground Lease Agreement set forth as Exhibit D with
                                                                 ---------
respect to any Site without the prior written consent of IPCS, which shall not be unreasonably withheld. TWT further agrees to provide IPCS with a copy of the actual executed Ground Lease Agreement for any Site for which TWT performs the ground lease acquisition promptly upon execution, and to simultaneously provide a separate copy marked to show the changes, if any, from the form attached as Exhibit D.
---------

The parties acknowledge the proper and timely completion of the obligations of TWT, TWS and SDS under this Agreement and any related agreements between any of them and IPCS are essential to the business interests of IPCS. In the event of:
1) a default by TWT for failure to pay amounts due IPCS hereunder that remains uncured for more than 30 days after written notice thereof; or 2) material and repeated defaults by TWT, TWS and/or SDS in fulfilling the obligations under this Agreement or any other related agreement with IPCS that remain uncured for more than sixty (60) days after written notice thereof from IPCS, then IPCS shall be entitled, at its election, to terminate this Agreement, and whether or not this Agreement is terminated shall be entitled to recover all costs, including reasonable attorneys' fees, incurred as a result of such default. The notice required under subsection 2) above shall be separate from and in addition to any other notice permitted or required under this Agreement or any other agreement in place between IPCS and any of such entities. The rights set forth in the preceding sentence shall be in addition to any and all other rights that shall be available under any other agreement in place between any of the parties and any remedies otherwise available at law or in equity.

Please execute both of the enclosed copies of this Agreement, keep one original for your files and return the other original to the undersigned. We agree execution may be by counterpart signatures, each of which shall be an original, with both constituting a single document. If you have any questions regarding this Agreement, please call me at 972-869-3500.

[****] CERTAIN PORTIONS INDICATED BY "****" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

Sincerely,

TRINITY WIRELESS TOWERS, INC.


/s/ Tracy A. Schrader
------------------------------------
Tracy A. Schrader, Vice President

Address: 2201 W. Royal Lane
         Suite 210
         Irving, Texas 75063

TRINITY WIRELESS SERVICES, INC.


/s/ Tracy A. Schrader
------------------------------------
Tracy A. Schrader, Vice President


Address: 2201 W. Royal Lane
         Suite 210
         Irving, Texas 75063


SDS WIRELESS, INC.


/s/ Tracy A. Schrader
------------------------------------
Tracy A. Schrader, Vice President


Address: 2201 W. Royal Lane
         Suite 210
         Irving, Texas 75063


AGREED AND ACCEPTED:

iPCS WIRELESS, INC.



By: /s/ Anthony R. Muscato
   ---------------------------------
        Anthony R. Muscato
        Senior Vice President and
        Chief Technical Officer

                                 Exhibit List
                                 ------------

EXHIBIT A -- Assignment Agreement
---------

EXHIBIT B -- Master Lease Agreement
---------

EXHIBIT C -- Initial Equipment of IPCS
---------

EXHIBIT D -- Ground Lease Agreement
---------

                                   EXHIBIT A
                                   ---------


                             Assignment Agreement

                                (see attached)

                             ASSIGNMENT AGREEMENT
                             --------------------


          This Assignment Agreement (this "Assignment") is made this ______ day of _______________, 2000 by iPCS Wireless, Inc., a Delaware corporation ("Assignor"), to TRINITY WIRELESS TOWERS, INC., a Texas corporation ("Assignee").

          WHEREAS, on _______ _____________, as lessor, and Assignor, as lessee, entered into a Lease Agreement attached hereto as Exhibit A (the "Lease")
                                                  ---------
covering the real property (the "Site") described in Exhibit A; and
                                                     ---------

          WHEREAS, Assignor has agreed to assign to Assignee the leasehold estate created under the Lease in favor of Assignor and all other rights under the Lease, as well as all of Assignor's rights, title and interest in and to
(i) all studies, surveys, and reports related to the Site (the "Studies"), and
(ii) all governmental licenses, permits, and approvals obtained by Assignor and regarding the Site ("Governmental Approvals"); and

          WHEREAS, Assignee acknowledges that it intends to construct a tower on the Site; and

          WHEREAS, Assignee and Assignor have or will enter into a site lease agreement ("SLA") whereby Assignee has or will sublease a portion of the Site to Assignor (the "Premises") for the purpose of installing and maintaining a wireless telecommunications facility; and

          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration and the promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             W I T N E S S E T H:
                             - - - - - - - - - -

          Assignor, does hereby GRANT, CONVEY, ASSIGN, TRANSFER and SET OVER unto Assignee, its successors and assigns, all of Assignor's right, title and interest under the Lease, including, without limitation, all advanced rents and security deposits accruing thereto and all other rights, easements, titles and options conferred upon Assignor thereby.

          Assignee agrees to pay Assignor the sum equivalent to that listed in Exhibit "B" attached hereto (the "Reimbursement Fee"), and incorporated herein
-----------
by this reference within thirty (30) days after the commencement of the SLA. The Reimbursement Fee shall, among other things, reimburse Assignor for its site acquisition expenses for the Site.

          Assignor agrees that it will indemnify and hold Assignee harmless from and against any and all losses, costs, expenses (including reasonable attorneys' fees), liability, claims, demands, actions and judgments of every kind and character (collectively, "Claims") suffered by, recovered from or asserted against Assignee on account of any obligation of the lessee under the Lease accruing prior to the date hereof or otherwise arising out of or related to any act, fact, occurrence, omission, statement, representation or warranty occurring prior to the date hereof.

          Assignor hereby represents and warrants unto Assignee that Assignor is the lessee under the Lease and has the right to assign, and is hereby assigning, the leasehold estate free and clear of any and all encumbrances, subject only to the terms of the Lease and any encumbrances disclosed in any title commitment previously delivered to Assignee by Assignor; that Assignor has delivered all notices to the lessor under the Lease that are required to be given as a condition of assignment; that Assignor has not executed or granted any modifications to, or extensions whatsoever of, the Lease; that the Lease is valid and subsisting and in full force and effect; that, to the best of Assignor's knowledge, there are no defaults now existing under the Lease and no event has occurred and no condition exists which with the passage of time or the giving of notice, or both, would constitute such a default;

that Assignor has complied with all of the obligations of lessee under the Lease; and that no amount of money is owed to any person by Assignor in its capacity as lessee under the Lease.

          Assignee hereby expressly assumes and agrees to assume the obligations and liabilities of Assignor under the Lease, save and except for liabilities and obligations accruing prior to the date hereof or arising out of or related to any act, fact, occurrence, omission, statement, representation or warranty occurring prior to the date hereof.

          Assignee agrees that it will indemnify and hold Assignor harmless from and against any and all Claims suffered by, recovered from or asserted against Assignor on account of any obligation of the lessee under the Lease, save and except for Claims accruing prior to the date hereof or arising out of or related to any act, fact, occurrence, omission, statement, representation or warranty occurring prior to the date hereof.

          Assignor does hereby GRANT, CONVEY, ASSIGN, TRANSFER and SET OVER unto Assignee, its successors and assigns, the Studies and Governmental Approvals, and all other rights conferred upon Assignor thereby. Assignee understands and agrees that if additional permits or consents are required for Assignee's use, Assignee shall obtain same at Assignee's sole cost and expense.

          The covenants and representations contained herein shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

          This Assignment shall be controlled by and construed in accordance with the laws of the state where the real property described in the Lease is located.


[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK. SIGNATURE PAGE IMMEDIATELY FOLLOWS.]

          IN WITNESS WHEREOF, this Assignment is executed effective as of the date first above written.

                                   ASSIGNOR:
                                   --------


WITNESSES:                         iPCS Wireless, Inc.


_________________________          By:     ______________________________
                                   Name:   ______________________________
_________________________          Title:  ______________________________




STATE OF  ___________    )
                         )    SS:
COUNTY OF ___________    )


On _____________________, before me, ________________________________, a Notary
Public, ____________________________ personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.


__________________________________________________

Notary Public in and for the State of ____________

My Commission expires: ___________________________

                                   ASSIGNEE:
                                   --------

                                   TRINITY WIRELESS TOWERS, INC.

WITNESSES:


___________________________
Name:                              By:     ___________________________
                                   Name:        Tracy Schrader
                                           ---------------------------
                                   Title:       Vice President
___________________________                ---------------------------
Name:______________________


STATE OF TEXAS           )
                         )    SS:
COUNTY OF DALLAS         )


On _____________________, before me, Debra D. Weldon/Irene H. Neace/Candice Powers, notary public, Tracy Schrader personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.


____________________________________________

Notary Public in and for the State of Texas

My Commission expires: _____________________

                       EXHIBIT A To Assignment Agreement
                       ---------



                                (see attached)

                       EXHIBIT B To Assignment Agreement

                        SCHEDULE OF REIMBURSEMENT FEES
                        ------------------------------




    --------------------------------------------------------------
     Site Leased and Zoning Approved                        $****
    --------------------------------------------------------------
     Soils Study                                            $****
    --------------------------------------------------------------
     ALTA Survey (including 2C)                             $****
    --------------------------------------------------------------
     Title Report                                           $****
    --------------------------------------------------------------
     FAA Study (ASAC letter and 7460-1 if applicable)       $****
    --------------------------------------------------------------
     Environmental (Phase 1 only)                           $****
    --------------------------------------------------------------
     Construction Drawings                                  $****
    --------------------------------------------------------------
     Building Permit                                        $****
    --------------------------------------------------------------
     Tower Foundation Design                                $****
    --------------------------------------------------------------
     Tower Drawings                                         $****
    --------------------------------------------------------------

    --------------------------------------------------------------
           TOTAL DUE ASSIGNOR:                              $****
    --------------------------------------------------------------

[****] CERTAIN PORTIONS INDICATED BY "****" HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT B
                                   ---------


                            Master Lease Agreement

                     (Filed separately as Exhibit 10.43.)

                                   EXHIBIT C
                                   ---------


          Andrew cable (up to 200 feet)
               1 5/8"  LDF7-50A
                 7/8"  LDF5-50A

          Northern Tech. PPC (power/telco distribution cabinet)
               N2102-W01

          A&A Steel Equipment Platform or Macomber Welding
               No part number, just called `BTS Platform'

          Six (6) panel antennas - Most prevalent antenna used by IPCS
               DAPA 88212

                                   EXHIBIT D
                                   ---------


                            Ground Lease Agreement

                                (see attached)

                            GROUND LEASE AGREEMENT

     This Ground Lease Agreement ("Ground Lease") is by and between Trinity Wireless Towers, Inc., a Texas corporation, having a principal place of business at 2201 W. Royal Lane, Suite 210, Irving, Texas 75063 ("Lessee") and ___________ ________________, a __________________, having an address of ___________________
("Lessor").

     For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Lease and Premises.
          ------------------

     (a) Lessor is the owner of and holder of marketable title to a parcel of land located in the _______ of ____, County of ______, State of ________________
____________ known as ______________________________, more particularly described in Exhibit A attached hereto ("Property"). Lessor hereby leases to Lessee and Lessee leases from Lessor approximately _____________________________ (________) square feet of space, more fully described in Exhibit B attached hereto (the "Premises"), subject to and in accordance with the provisions of this Ground Lease. Lessor shall maintain the Property so as not to interfere with Lessee's use of the Premises and rights under this Ground Lease.

     (b) Lessor hereby grants to Lessee, for use by Lessee, its employees, representatives, invitees, contractors, and Users (hereinafter defined), easement(s) appurtenant (the "Easement") to the Premises over, under, and across the portion of Property described on Exhibit B attached hereto for the non-exclusive use of Lessee, its successors and assigns and their respective employees, representatives, invitees, contractors, and Users for access to and from the Premises by cars, motorcycles, and trucks, and for the installation, use, maintenance, repair, removal, replacement, and enlargement from time to time of utility lines, phone lines, and similar features, and related equipment serving the Premises. The easements granted under this paragraph 1(b) shall expire and be of no further force or effect upon the expiration or earlier termination of this Ground Lease.

     2.   Use of Premises.
          ---------------

     (a) Lessee shall have the right to install, construct, repair, replace, operate, and maintain a wireless communications transmission and reception facility on the Premises, including, without limitation, communications equipment poles or tower structures, shelter buildings, telephone, electric and radio cables and other transmission lines, fencing, and other related equipment and facilities (for use and occupancy by providers of wireless communications services ("Users")), collectively, referred to as the "Site Compound." Lessee has the right to remove all of the Site Compound, at its sole expense, on or before the expiration or earlier termination of the Ground Lease. Lessee agrees to repair any damage to the Premises caused by Lessee, and to restore the Premises to its condition as on the Commencement Date (as defined below), ordinary wear and tear and damage from the elements excepted. Lessee shall not be required to remove any foundation more than one (1) foot below grade level at any time.

     (b) In connection with the Site Compound, Lessee and/or Users shall have the right, at their sole cost and expense, to obtain electrical and telephone service directly from the servicing utility company, including the right to install a separate transformer, meter and main breaker, where required. Lessee or Users shall be responsible for the utilities consumed at the Site Compound at the normal rate charged by the servicing utility company. Lessee and Lessor agree that if an easement is required to obtain and maintain utility services, an easement will be granted by Lessor at an acceptable location agreed to by Lessor and the servicing utility company.

     (c) Lessee shall have the right to use whatever measures it deems reasonably appropriate to install and secure the Site Compound on the Premises. Lessor agrees to cooperate with Lessee in making application for and obtaining, at Lessee's expense, any local, state, federal licenses, permits, and any other approvals (the "Approvals"), which may be required to allow Lessee use of the Premises. Lessee shall employ due diligence to obtain Approvals in a timely manner. If, however, Lessee is denied or is unable to obtain a required Approval, Lessee shall have the exclusive right to terminate this Ground Lease within its sole discretion, and no further liabilities under this Ground Lease shall remain in force or effect, including but not limited to the payment of Rent (as defined below).

     (d) Lessor agrees to provide twenty-four (24) hours, seven (7) days a week access to the Premises without charge to Lessee, or Lessee's employees, Users, contractors, subcontractors or agents, which access shall remain unimpeded throughout the Term and any Renewal Term of this Ground Lease.

     (e) Lessor shall maintain any existing access roadway on the Property from the nearest public roadway to the Premises in a manner that is sufficient for pedestrian and vehicular access at all times. Lessor shall be responsible for maintaining and repairing such roadway, at its sole expense, with the exception of any damage to roadway caused by Lessee or its agents or Users. Lessee shall maintain and repair, at its sole cost and expense, any access roadway it creates on the Property, with the exception of any damage to such roadway caused by Lessor or its agents.

     3.   Site Testing. Lessor acknowledges that Lessee, at its option, may,
          ------------
following full execution of this Ground Lease and prior to the Commencement Date (as defined below), enter the Property to perform engineering surveys, structural analysis reports, Phase I environmental assessments, or any other testing or reports which may be required in order for Lessee to occupy the Premises as described in this Ground Lease. Lessor agrees to provide to Lessee, upon request, such information as Lessor has in its possession or control regarding the Premises, including title materials, leases, survey plans, environmental assessments, or other reports and copies of permits and approvals. Any test results or reports that are unsatisfactory to Lessee for any reason will entitle Lessee, at its option, to terminate this Ground Lease, and no further liabilities under this Ground Lease shall remain in force or effect, including but not limited to the payment of Rent (as defined below).

     4.   Interference and Competition. After the execution of this Ground
          ----------------------------
Lease, Lessor, its agents, lessees or licensees shall not install or permit the installation of any structure or broadcasting equipment, or other communications equipment on the Property unless authorized in writing by Lessee.

     5.   Term. The initial term of this Ground Lease shall be for a period of
          ----
five (5) years ("Term") commencing on the thirtieth day following the completion of construction of the Site Compound (the "Commencement Date"), and shall terminate on the fifth (5/th/) anniversary of the Commencement Date, unless sooner terminated in accordance with this Ground Lease. Lessee shall have the right to renew the Ground Lease for ten (10) successive five (5) year periods (each a "Renewal Term"), upon the same terms and conditions in effect during the Term. This Ground Lease shall automatically renew for each successive Renewal Term unless Lessee provides written notice to Lessor of its intention not to renew at least thirty (30) days prior to the expiration of the Term or any Renewal Term.

     6.   Rent.  Lessee agrees to pay to Lessor as annual rent the sum of
          ----
_____________ Dollars ($_________) ("Rent") payable in equal monthly installments on the first day of each calendar month during the Term and any Renewal Term, except that the first payment of Rent shall be made within ten
(10) business days following the Commencement Date as defined in section 5 hereto. In the event the Commencement Date does not fall on the first day of a month, the first and last monthly payment of Rent shall be prorated accordingly. At the beginning of each Renewal Term, Rent shall increase _________ percent (_________%) over the Rent for the previous Term or Renewal Term. Rent payments shall be payable to Lessor at the address set forth above or at such other address as Lessor shall notify Lessee in accordance with Paragraph 15.

     7.   Taxes.   If personal property taxes are assessed, Lessee shall pay any
          -----
portion of such taxes directly attributable to the Site Compound. Lessor shall pay all real property taxes, assessments and deferred taxes on the Property. If any increase to Lessor's real property taxes is the direct result of Lessee's improvements to the Premises, then Lessee will reimburse the Lessor its proportionate share of such tax increase provided that, as a condition of Lessee's obligation to pay such tax increases, Lessor shall provide to Lessee documentation from the taxing authority, reasonably acceptable to Lessee, indicating that the increase is due to Lessee's improvements.

     8.   Insurance; Waiver of Subrogation.
          --------------------------------

     (a) Lessee, at its sole cost and expense shall provide and maintain, during the Term of this Ground Lease and any Renewal Terms, commercial general liability insurance with combined single limit coverage of One Million Dollars ($1,000,000). Lessee shall name Lessor as an additional insured on Lessee's insurance policy and provide Lessor, at its request, with an insurance certificate.

     (b) Lessor and Lessee each hereby waive any rights it may have against the other (in the event the other party is insured and including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Lessor or Lessee, as the case may be (EVEN IF (A) SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE, OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS [EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT] OF THE RELEASED PARTY OR THE RELEASED PARTY'S DIRECTORS, EMPLOYEES, AGENTS OR INVITEES AND/OR (B) THE RELEASED PARTY IS STRICTLY LIABLE FOR SUCH LOSS OR DAMAGE), to their respective property, the Property or the Site Compound arising from any risk (without regard to the amount of coverage or the amount of deductible) covered by the waiving party's insurance which is in effect at the time of the loss or damage. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto, each on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right of subrogation that Lessor or Lessee or their respective insurers may have against the other party or their respective officers, directors, employees, agents, Users, or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Within thirty (30) days of the Commencement Date, Lessor and Lessee each agree to give their respective insurer written notification of the terms of the mutual waivers contained in this section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

     9.   Indemnification.
          ---------------

     (a) Lessor and Lessee each agree to indemnify and hold harmless the other party from and against any and all claims, damages, liabilities, obligations, costs and expenses, (including, without limitation, reasonable attorney fees), actions and causes of action (collectively "Claims") to the extent caused by or arising out of (a) the negligent acts or omissions or willful misconduct in the operations or activities on the Property by the indemnifying party or the employees, agents, contractors, licensees, Users, tenants and/or subtenants of the indemnifying party, and (b) a breach of any obligation of the indemnifying party under this Ground Lease.

     (b) In addition to the indemnity and hold harmless agreements contained in the preceding paragraph:

(i) Lessor shall indemnify and hold harmless Lessee from and against any and all Claims arising out of or in any way related to environmental conditions (including, without limitation, those related to hazardous substances, hazardous wastes, toxic wastes and materials, hydrocarbons and protected wetlands) existing on the Property or the Premises, provided that as to the Premises, such environmental condition shall have arisen prior to the date hereof, or exist by reason of the actions of a party or parties other than Lessee, its agents, representatives, or contractors; and

               (ii) Lessee shall indemnify and hold harmless Lessor from and against any and all Claims arising out of environmental conditions (including, without limitation, those related to hazardous substances, hazardous wastes, toxic wastes and materials, hydrocarbons and protected wetlands), existing on the Premises, provided that such conditions are caused by Lessee, its agents, representatives or contractors.

     (c) Without in any way limiting the indemnity and hold harmless obligations under paragraphs (a) and (b) of this Section, to the extent any Claims are actually incurred by the indemnified party, the indemnifying party shall reimburse the indemnified party for the amount of such Claims.

     (d) Notwithstanding the preceding paragraphs of this Section, the indemnification, hold harmless and reimbursement obligations shall not extend to
(i) Claims arising out of the willful misconduct or gross negligence of the indemnified party or (ii) indirect, special, incidental or consequential damages, including, without limitation, loss of profits, income or business opportunities to the indemnified party.

     10.  Right to Lease and Warranty of Title.  Lessor represents and warrants
          ------------------------------------
that: (a) Lessor has the sufficient right, title and interest in the Property to enter into this Ground Lease and to grant Lessee its rights hereunder; (b) Lessor has not entered into any agreement with any third party which would require such party's consent hereto or preclude or limit Lessor's performance of its obligations under this Ground Lease; (c) Lessor owns the Property in fee simple and has the right to grant access to and use of the Premises; (d) so long as Lessee complies with the terms and conditions of this Ground Lease, Lessor shall provide to Lessee quiet and peaceful enjoyment and exclusive possession of the Premises; and (e) Lessor warrants that neither the Property nor the Premises are subject to a lien or financing arrangement not disclosed pursuant to Section 19 hereof. Lessor shall notify Lessee of any liens filed against the Premises subsequent to the execution of this Ground Lease. Lessor must obtain Lessee's prior written approval to entering into any mortgage/deed of trust agreement on the Property, subsequent to the execution of this Ground Lease.

     11.  Assignment and Subletting.  Lessee shall have the absolute right to
          -------------------------
assign or transfer its rights under this Ground Lease to any party or to sublease any portion of the Premises to any party, including, without limitation, an affiliate of Lessee and Users, without the consent of Lessor. Furthermore, Lessee may assign, pledge, mortgage or otherwise encumber its interest in this Ground Lease to any third party (a "Financing Entity") as security for any loan or other financing relationship, without the consent of Lessor. A Financing Entity may enforce its rights under its leasehold mortgage or other financing documents ("Leasehold Mortgage") and acquire title to Lessee's interest in the Premises and Property under this Ground Lease in any lawful way, and pending foreclosure of such Leasehold Mortgage, take possession of the Premises. If a Financing Entity shall acquire title to Lessee's interest in this Ground Lease by whatever means, including without limitation by foreclosure or otherwise, then the Financing Entity may freely assign this Ground Lease without Lessor's consent.

     12.  Default.
          -------

     (a) No event of default (a "Default") shall be deemed to have occurred hereunder unless either party, after notice from the other party in accordance with Paragraph 15: (i) fails to pay any monetary obligation when due and does not cure such failure within fifteen (15) days after such notice, or (ii) commits a material breach of its non-monetary obligations under this Ground Lease and fails within thirty (30) days after such notice thereof to cure or commence curing the breach and continuously and diligently pursue such cure to its completion in not more than sixty (60) days after such notice. Upon the occurrence of a Default as set forth in the preceding sentence, and subject to the provisions of Section 12(b), the non-defaulting party shall have the right to terminate this Ground Lease on ten (10) days written notice to the other party in accordance with Paragraph 15, provided the Default is not cured within the applicable cure period. Lessor shall send each Financing Entity a copy of each notice of Default hereunder in accordance with Section 15 at the same time it gives such notice to Lessee hereunder.

     (b) Notwithstanding anything in this Ground Lease to the contrary, if, pursuant to the provisions of this Ground Lease or as a matter of law, Lessor shall have the right to terminate this Ground Lease, then Lessor shall take no action to terminate the Ground Lease without first giving to the Financing Entity written notice of such right, a description of the Default in reasonable detail, and a reasonable time thereafter (i) to obtain possession of the Premises (including possession by a receiver) and, in the case of a Default susceptible of being cured by the Financing Entity, to cure such Default after obtaining possession, or (ii) in the case of a Default not so susceptible of being cured, to institute, prosecute and complete foreclosure proceedings to otherwise acquire Lessee's interest under this Ground Lease; provided however, that the Financing Entity shall not be obligated to continue such possession or continue such foreclosure proceedings after such Default shall have been cured.

     13.  Collateral Assignment. Lessor hereby (a) consents to the collateral
          ---------------------
assignment and granting, if any, of a security interest from time to time in favor of a Financing Entity (i) in and to the Site Compound, (ii) in the personal property owned by Lessee and located at the Premises and Property, and
(iii) all subleases by Lessee of all or any portion of the Premises and Property and the rents, issues and profits therefrom, if any; (b) agrees that any interest that Lessor may have in such personal property or subleases, as the case may be, whether granted pursuant to this Ground Lease or by statute, shall be subordinate to the interest of any such Financing Entity, and (c) agrees to recognize the Financing Entity as Lessee under this Ground Lease (or to enter into a New Lease with such Financing Entity as set forth in Section 21) upon the written election of Financing Entity so long as any existing default has been cured as provided hereunder. Lessor hereby further agrees to permit the Financing Entity to remove from the Property or inspect any of the collateral in which the Financing Entity has been granted a security interest by Lessee in accordance with any security documents granted in favor of the Financing Entity, provided, however, such removal is in accordance with subparagraph 2(a) of this Lease.

     14.  Estoppel Certificates. Lessor shall from time to time, within ten (10)
          ---------------------
days after receipt of request by Lessee, deliver a written statement addressed to Lessee or any Financing Entity certifying:

     (a) that this Ground Lease is unmodified and in full force and effect (or if modified that this Ground Lease as so modified is in full force and effect);

     (b) that the lease attached to the certificate is a true and correct copy of this Ground Lease, and all amendments hereto;

     (c) that to the knowledge of Lessor, Lessee has not previously assigned or hypothecated its rights or interests under this Ground Lease, except as described in such statement with as much specificity as Lessor is able to provide;

     (d) the term of this Ground Lease and the Rent then in effect and any additional charges;

     (e)  the date through which Lessee has paid Rent;

     (f) that Lessee is not in default under any provision of this Ground Lease (or if in default, the nature thereof in detail) and a statement as to any outstanding obligations on the part of Lessee and Lessor; and

     (g)  such other matters as are reasonably requested by Lessee.

     Without in any way limiting Lessee's remedies which may arise out of Lessor's failure to timely provide an estoppel certificate as required herein, Lessor's failure to deliver such certificate within such time shall be conclusive (i) that this Ground Lease is in full force and effect, without modification except as may be represented by Lessee; (ii) that there are no uncured defaults in Lessee's or Lessor's performance hereunder; and (iii) that no Rent for the then current month, has been paid in advance by Lessee.

     15.  Notices.  Unless otherwise provided herein, any notice or demand
          -------
required to be given herein shall be given in writing by certified or registered mail, return receipt requested or reliable overnight courier to the address of Lessor as set forth above, and if to Lessee, to 2201 W. Royal Lane, Suite 210, Irving, Texas 75063; Attn: Property Manager, with a copy to 2201 W. Royal Lane, Suite 210, Irving, Texas 75063; Attn: General Counsel. Lessee and Lessor may designate a change of notice address by giving written notice to the other party. Copies of all notices sent hereunder shall also be given to any Financing Entities at the address set forth on Schedule 15 hereto, as such schedule is amended from time to time by Lessee as it enters into a Leasehold Mortgage.

     16.  Destruction or Condemnation.
          ---------------------------

     (a) If the Premises are damaged or destroyed by casualty or condemned such that Lessee is unable to operate the Site Compound as contemplated in this Ground Lease, then within thirty (30) days after such occurrence, Lessee may elect to terminate this Ground Lease as of the date of the damage, destruction or condemnation. If Lessee chooses not to terminate this Ground Lease, the Rent shall be reduced or abated in proportion to the actual reduction or abatement of use of the Premises so long as such reduced or abated use exists.

     (b) Notwithstanding anything in this Ground Lease to the contrary, in the event of any casualty to or condemnation of the Premises or any portion thereof during such time as any Leasehold Mortgage shall remain unsatisfied, the Financing Entity shall be entitled to receive all insurance proceeds and/or condemnation awards (up to the amount of the indebtedness secured by the Leasehold Mortgage) otherwise payable to Lessee or Lessor or both and apply them in accordance with the Leasehold Mortgage and shall have the right, but not the obligation, to restore the Premises.

     17.  Amendment.  No amendment or modification to any provision of this
          ---------
Ground Lease shall be valid unless made in writing and agreed to and signed by the party to be bound and each Financing Entity.

     18.  Memorandum of Ground Lease.  Lessor acknowledges, will execute, and
          --------------------------
gives Lessee the right to file a Memorandum of Ground Lease in the form attached hereto as Exhibit "C" in the county office where the Property is located.

     19.  Non-Disturbance Agreements.  Lessor has disclosed to Lessee the
          --------------------------
identity of all persons or entities, if any, in whose favor Lessor has granted a mortgage or deed of trust on the Property as of the Effective Date of this Ground Lease. Should the Property be so encumbered by any mortgage or deed of trust, Lessor shall obtain from mortgagees or trustees existing on the Effective Date, and shall obtain from any permitted subsequent mortgagees or trustees as set forth in Section 10, a non-disturbance and attornment of Ground Lease in favor of Lessee, satisfactory to Lessee and any Financing Entity of Lessee.

     20.  Liens and Security Interests.
          ----------------------------

     (a) Lessor agrees and acknowledges that for so long as this Ground Lease and any New Lease (defined below) shall be in effect, Lessee (or the holder of Lessee's interest in the Ground Lease or any New Lease) shall own any and all improvements, buildings, structures and equipment on or about the Premises, and Lessor waives any lien rights it may have concerning the Site Compound which are deemed personal property and not fixtures, and Lessee has the right to remove the same at any time without Lessor's consent.

     (b) Lessor acknowledges that Lessee may enter into a financing arrangement including promissory notes, financial and security agreements, operating or financial lease agreements, for the financing of the Site Compound ("Collateral") with a third party (and it may enter into other such arrangements with other entities). Lessor (i) consents to the installation of the Collateral; (ii) disclaims any interest in the Collateral and (iii) agrees that the Collateral shall be exempt from execution, foreclosure, sale, levy, attachment, or distress for any Rent due or to become due and that such Collateral may be removed at any time without recourse or legal proceedings.

     21.  Termination.  This Lease may be terminated without further liability
          -----------
upon thirty (30) days prior written notice by Lessee if Lessee determines that the Premises are not appropriate for its operations for legal, economic or technological reasons, including, without limitation, signal interference. Lessee has the absolute right to terminate this Ground Lease at any time, prior to the Commencement Date for any or no reason.

     22.  New Lease.  In the event of a termination of this Ground Lease for any
          ---------
reason other than by expiration of the term, the Financing Entity shall have the right, in addition to any other rights set forth herein, to elect to demand a new lease of the Property and Premises (a "New Lease"), exercisable by notice in writing to the Lessor within sixty (60) days after the giving of notice by Lessor to such Financing Entity of such termination, for the balance of the term hereof effective as of the date of such termination, at the rent and upon all of the other terms, provisions, covenants and agreements set forth in this Ground Lease; provided that, concurrently with the delivery of such notice, the Financing Entity shall have performed and thereafter shall continue to perform all obligations of Lessee hereunder capable of being performed by such Financing Entity which would have accrued hereunder had this Ground Lease remained in force until the time of such delivery. The parties shall act promptly after such notice and performance to execute such New Lease. Any such New Lease shall be superior and not subordinate to any mortgage upon Lessor's fee interest in the Premises hereafter given; and any such New Lease may, at the option of Financing Entity, name as lessee a nominee of the Financing Entity. If as a result of any such termination the Lessor shall succeed to the interests of Lessee under any sublease of the Property, Premises or any portion thereof, Lessor shall execute and deliver an assignment of all such interests to the Lessee under the New Lease, simultaneously with the delivery of such New Lease.

     23.  Miscellaneous.
          -------------

     (a) This Ground Lease shall be governed by the laws of the state in which the Property is located.

     (b) This Ground Lease constitutes the entire agreement and understanding between the parties, and shall be binding on and inure to the benefit of the successors, transferees in title, and permitted assignees of the respective parties.

     (c) Consent or approval of Lessor, where required, shall not be unreasonably withheld, delayed or denied.

     (d) If any provision of this Ground Lease is deemed invalid or nonenforceable, the remainder of this Ground Lease shall remain in force and to the fullest extent as permitted by law.

     (e) The "Effective Date" of this Ground Lease shall be the date on which this Ground Lease has been fully executed by all of the parties hereto.

     (f) Lessor shall not, without the written consent of Lessee, disclose to any third party any of the terms or conditions of this Ground Lease, or any information provided during negotiation of this Ground Lease, other than as disclosed by recording of the Memorandum of Lease Ground Lease, as required by final order of a court of competent jurisdiction, or to Lessor's financial or legal representatives.

     (g) Lessor's recourse against any Financing Entity shall be expressly limited to such Financing Entity's interest in this Ground Lease.

     (h) Exhibits "A", "B" and "C" attached hereto, as well as addenda and riders identified below are made a material part of this Ground Lease.

Addenda:  ______________________
Riders:   ______________________

     IN WITNESS WHEREOF, the parties have executed this Ground Lease as of the Effective Date.

LESSOR:                                 LESSEE:

[Insert name of Lessor as it appears    TRINITY WIRELESS TOWERS, INC.,
on the deed and delete this reference.  a Texas corporation


By:    _____________________            By:   __________________________
Name:  _____________________            Name:    Tracy Schrader
                                              --------------------------
Title: _____________________            Title:    Vice President
                                              --------------------------
Date:  _____________________            Date: __________________________

Tax ID No.: ________________

                                  SCHEDULE 15

Addresses for notice to Financing Entities:

                                  EXHIBIT "A"

                            DESCRIPTION OF PROPERTY


Forming a part of the Ground Lease by and between _________________, as Lessor, and TRINITY WIRELESS TOWERS, INC., a Texas corporation, as Lessee .

The Property is described and/or depicted as follows:

Address:

Parcel Id Number:

                                  EXHIBIT "B"

                            DESCRIPTION OF PREMISES


Forming a part of the Ground Lease by and between _________________, as Lessor, and TRINITY WIRELESS TOWERS, INC., a Texas corporation, as Lessee.

The Premises is described and/or depicted as follows:



Notes:

1. This Exhibit may be replaced by a land survey of the Premises once Lessee receives it.
2. Setback of the Premises from the Land's boundaries shall be the distance required by the applicable governmental authorities.
3. Width of access road shall be the width required by the applicable governmental authorities, including police and fire departments.
4. The type, number and mounting positions and locations of antennas and transmission lines are illustrative only. Actual types, numbers, mounting positions may vary from what is shown above.

                                  EXHIBIT "C"

                          MEMORANDUM OF GROUND LEASE

     This Memorandum of Ground Lease is entered into by and between __________, a __________, with an address at ___________, ("Lessor") and TRINITY WIRELESS TOWERS, INC., a Texas corporation, with an office at 2201 W. Royal Lane, Suite 210, Irving, Texas 75063 ("Lessee") .

     1    Lessor and Lessee entered into a Ground Lease Agreement ("Ground
Lease") for the purpose of constructing, installing, operating and maintaining a wireless communications facility and related improvements. All of the foregoing are set forth in the Ground Lease.

     2. The term of the Ground Lease is for five (5) years, commencing thirty days from completion of construction, with __________ successive five (5) year options to renew.

     3. The Property which is the subject of the Ground Lease is described in Exhibit "A" annexed hereto. The portion of the Property being leased to Lessee ("Premises") is described in Exhibit "B" annexed hereto.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Ground Lease as of the dates written below.

LESSOR:

[INSERT NAME OF LESSOR AS IT APPEARS IN THE DEED, AND DELETE THIS REFERENCE]
----------------------------------------------------------------------------

                                     WITNESSES:

By:    -----------------------       By:    -----------------------
Name:  -----------------------       Name:  -----------------------
Title: -----------------------       By:    -----------------------
Date:  -----------------------       Name:  -----------------------

LESSEE:

TRINITY WIRELESS TOWERS, INC.,       WITNESSES:
a Texas corporation

By:    -----------------------       By:    -----------------------
Name:       Tracy Schrader
       -----------------------       Name:  -----------------------
Title:      Vice President           By:    -----------------------
       -----------------------
Date:  -----------------------       Name:  -----------------------

                                LESSOR'S NOTARY
                                ---------------

STATE OF _____________)
                      )SS:
COUNTY OF ____________)

On _____________________ before me, ________________________________ a Notary
Public, ____________________________ personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


_________________________________________

Notary Public, _____________________________County,


My Commission expires: _____________________


LESSEE'S NOTARY
---------------

STATE OF TEXAS        )
                      )SS:
COUNTY OF DALLAS      )


On _____________________ before me, Debra D. Weldon/Irene H. Neace/Candice Powers, a Notary Public, Tracy Schrader personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


_________________________________________

Notary Public in and for the State of Texas

My Commission expires: _____________________